EXHIBIT 23.2

Consent of DeGolyer and MacNaughton

May 10, 2017

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, CO  80203

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the reference to the review of proved oil and gas reserves, as of December 31, 2016, estimated by Cimarex Energy Co. (Cimarex) that were presented in our letter report dated January 16, 2017 (our Letter Report), under the headings “Business and Properties, Proved Reserve Estimation Procedures,” “Risk Factors,” and “Supplemental Oil and Gas Information (Unaudited), Oil and Gas Reserve Information”  and to the filing as an exhibit of our Letter Report in the Annual Report on Form 10-K/A of Cimarex for the fiscal year ended December 31, 2016.

We further consent to the incorporation by reference of our Letter Report in the Registration Statements on Form S-3 (No. 333-207063) and on Form S-8 (Nos. 333-125621, 333-174361, 333-100235, and 333-196169) of Cimarex (the Registration Statements) and to the use of the name DeGolyer and MacNaughton under the heading of “Experts” in the Registration Statements.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716